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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-5570-LA, 333-43899 and 333-50385 on Form S-3, Form S-8 and Form S-3,
respectively, of our report dated March 27, 1997, with respect to the consolidated financial statements of Bristol Retail Solutions, Inc. as of December 31, 1996, and for the period from inception (April 3, 1996) to December 31, 1996 included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1997 as amended on April 16, 1998 and on June 10, 1998.



/s/ Ernst & Young LLP
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Orange County, California
June 10, 1998